SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ES Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-4663714
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

68 North Plank Road
Newburgh, New York	12550
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box:  ☐

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box:  ☐

Securities Act registration statement file number to which this form relates: 333-133029

Securities to be registered pursuant to Section 12(b) of the Act:

None	N/A
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “The Agreement and Plan of Share Exchange,” “Assumption of Organizer Warrants” and “Comparison of Stockholders’ Rights” in the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-133029), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Comparisons of Stockholder’s Rights” and “Proposal III- Authorization to Amend the Holding Company’s Articles of Incorporation to Eliminate Cumulative Voting for Directors” in the Registrant’s proxy statement/prospectus.

Item 2.     Exhibits.

1.
Registration Statement on Form S-4 (Registration Number 333-133029) dated April 6, 2006, as amended on April 18, 2006, May 1, 2006, May 16, 2006, May 23, 2006 and a post-effective amendment filed on June 9, 2006, is hereby incorporated by reference.

2.
Maryland Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 as filed on April 6, 2006, as amended on April 18, 2006, May 1, 2006, May 16, 2006, May 23, 2006 and a post-effective amendment filed on June 9, 2006).

3.
Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 as filed on April 6, 2006, as amended on April 18, 2006, May 1, 2006, May 16, 2006, May 23, 2006 and a post-effective amendment filed on June 9, 2006).

4.
Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4 as filed on April 18, 2006, May 1, 2006, May 16, 2006, May 23, 2006 and a post-effective amendment filed on June 9, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ES BANCSHARES, INC.

Date: August 14, 2006	By:	/s/ Anthony P. Costa
Anthony P. Costa
Chairman and Chief Executive Officer